Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 18, 2020, relating to the financial statements of Empowerment & Inclusion Capital I Corp. appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-251613.

/s/ WithumSmith+Brown, PC

New York, New York

January 7, 2021